CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




     We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 25, 1998, except for Note 14 the date of which is March 4, 1998, relating to the financial statements of Mike's Original, Inc. and to the reference to our firm under the caption "Experts" in the prospectus.


                                  /s/ Lazar Levine & Felix LLP

New York, New York
November 10, 1998